EXHIBIT 99.1

Contact:	Richard A. Lechleiter

Executive Vice President and

Chief Financial Officer

(502) 596-7734

KINDRED HEALTHCARE ACQUIRES HOME HEALTH AND HOSPICE COMPANY

IntegraCare Holdings, Inc. Operates 47 High-Quality Locations Across Texas

Providing Kindred the Opportunity to “Continue the Care” Across the Continuum

LOUISVILLE, Ky. (September 4, 2012) – Kindred Healthcare, Inc. (the “Company” or “Kindred”) (NYSE:KND) today announced that its subsidiary has acquired IntegraCare Holdings, Inc. (“IntegraCare”), a portfolio company of private equity firm Flexpoint Ford, LLC, for a purchase price of $71 million in cash plus a potential $4 million cash earn out based on 2013 earnings growth. The Company financed the transaction with operating cash flows and proceeds from its revolving credit facility. IntegraCare had no outstanding long-term debt at closing.

IntegraCare is a high-quality provider of home health, hospice and community services which operates 47 locations across Texas. IntegraCare currently generates annualized revenues of approximately $71 million and earnings before interest, income taxes, depreciation and amortization of approximately $9 million. The Company expects to achieve annualized synergies of approximately $1.5 million once the integration of IntegraCare is fully completed in 2013. Kindred currently operates three nursing and rehabilitation centers, nine long-term acute care (“LTAC”) hospitals, three inpatient rehabilitation facilities (“IRFs”) and one hospital-based sub-acute unit within IntegraCare’s existing service areas and the transaction will provide a platform for organic expansion into additional markets throughout the south including the Houston market where Kindred has a large market presence.

The Company expects that the transaction will be slightly accretive to earnings in 2012 and $0.07 to $0.09 per diluted share accretive to earnings in 2013.

Paul J. Diaz, Chief Executive Officer of the Company, commented that “IntegraCare will allow us to continue expanding our continuum of post-acute services in our key Dallas and Houston cluster markets allowing us to better “Continue the Care” for our patients throughout a post-acute episode. The growth and development of our PeopleFirst Homecare and Hospice business is an important element of our value proposition. We believe that the continued expansion of our continuum of post-acute care services in our key cluster markets supports the growing interest among patients, physicians, hospital systems and public and private payors for high-quality, patient-centered integrated care.”

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680 South Fourth Street Louisville, Kentucky 40202

502.596.7300 www.kindredhealthcare.com

Kindred Healthcare Acquires Home Health and Hospice Company

September 4, 2012

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to integrate the operations of IntegraCare and realize the anticipated revenues, economies of scale, cost synergies and productivity gains, (b) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”). Healthcare reform is affecting certain of the Company’s businesses and the Company expects that it will impact all of them in some manner. There is also the possibility that implementation of the provisions expanding health insurance coverage or the entire ACA will be delayed, revised or eliminated as a result of efforts to repeal or amend the law. The U.S. Supreme Court recently upheld the constitutionality of the ACA. Future court proceedings, the 2012 presidential election and pending efforts in the U.S. Congress to repeal, amend or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (c) the impact of the rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s LTAC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (d) the impact of final rules

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Kindred Healthcare Acquires Home Health and Hospice Company

September 4, 2012

issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (e) the impact of the Budget Control Act of 2011 which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. At this time, the Company believes this will result in an automatic 2% reduction on each claim submitted to Medicare beginning February 1, 2013, (f) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s LTAC hospitals, nursing and rehabilitation centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (g) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (h) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (i) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (j) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (k) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (l) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (m) the Company’s ability to meet its rental and debt service obligations, (n) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (o) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (p) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (q) the Company’s ability to control costs, particularly labor and employee benefit costs, (r) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (s) the Company’s ability to attract and retain key executives and other healthcare personnel, (t) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (u) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (v) the Company’s ability to successfully dispose of unprofitable facilities, (w) events or circumstances

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Kindred Healthcare Acquires Home Health and Hospice Company

September 4, 2012

which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2011, (x) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (y) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-125 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 76,000 employees in 46 states. At June 30, 2012, Kindred through its subsidiaries provided healthcare services in 2,154 locations, including 118 long-term acute care hospitals, six inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 27 sub-acute units, 52 hospice and home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,625 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for four years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

About Flexpoint Ford, LLC

Flexpoint Ford, LLC is an equity investment firm focused on the healthcare and financial services industries. Flexpoint seeks to build relationships with executives and companies who look for Flexpoint to be a value-added partner. Flexpoint aims to invest $10 to $100 million of equity in each opportunity. For more information, go to www.flexpointford.com.

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